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                                                                    EXHIBIT 10.2

                                LICENSE AGREEMENT

          THIS LICENSE AGREEMENT is entered into and effective this 1st day of August, 2002 (the "EFFECTIVE DATE") by and between Tandberg Telecom AS, a corporation organized and existing under the laws of the Kingdom of Norway ("LICENSEE") and Ezenia! Inc. f/k/a Videoserver, Inc., a corporation organized and existing under the laws of the State of Delaware, U.S.A ("LICENSOR").

                              W I T N E S S E T H:

          WHEREAS, Licensor owns the patents and patent applications listed on
EXHIBIT 1 attached hereto; and

          WHEREAS, Licensor desires to grant to Licensee the right to practice under the patents and patent applications and Licensee is willing to accept such license on the terms set forth herein;

          NOW THEREFORE, in consideration of the mutual covenants and promises set forth herein and intending to be legally bound the Parties hereby agree as follows:

          1. DEFINITIONS. The following terms shall have the meaning ascribed to them herein, unless the context otherwise requires:

               1.1 "AFFILIATE" shall mean any entity that is now or hereafter becomes Controlled by, is in Control of, or is under common Control with a Party. "CONTROL" shall mean a fifty percent (50%) or more ownership of issued and outstanding voting securities, or fifty percent (50%) or more of the voting rights in a partnership, directly or indirectly.

               1.2 "EFFECTIVE DATE" shall mean the date first set forth above.

               1.3 "LICENSED PRODUCT" shall mean any product of Licensee, the manufacture, use or sale of which is covered by any claim of the Patents.

               1.4 "PARTY" or "PARTIES" shall mean a party or the parties to this Agreement.

               1.5 "PATENTS" shall mean the issued patents and patent applications set forth in EXHIBIT 1 attached hereto, and any foreign counterparts, reissues, extensions, substitutions, confirmations, registrations, revalidations, additions, or continuations, continuations-in-part, and divisions thereof.

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          2. LICENSE

               2.1 LICENSE GRANT. Subject to the terms and conditions set forth in this Agreement, Licensor hereby grants to Licensee (and its Affiliates that agree in writing to be bound by the terms of this Agreement) a non-transferrable (except in accordance with Section 7.3), world-wide, non-exclusive license to practice and use the rights in information or discoveries covered by the Patents to, directly or indirectly, manufacture, have manufactured, import, export, service, support, market, distribute, use and sell Licensed Products. Licensee shall be responsible for and liable to Licensor for any breach of this Agreement by any of its Affiliates.

               2.2 SUBLICENSES. Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee the right to grant sublicenses in and to the Patents to its Affiliates, resellers, distributors, and contract manufacturers for the sole purpose of enabling, and only to the extent necessary to enable, Licensee to manufacture, have manufactured, import, export, service, support, market, distribute, use and sell Licensed Products as permitted under
Section 2.1, and to enable end users to use Licensed Products. All sublicenses permitted hereunder must be in writing and at least as protective of the Patents as this Agreement. All sublicenses must expressly name Licensor as an intended third party beneficiary with the right to enforce such sublicense directly against such sublicensee.

               2.3 TITLE TO PATENTS. Licensee understands and agrees that the license granted to Licensee under this Agreement does not confer on Licensee title to, or ownership of, the Patents or any part thereof. All proprietary rights in the Patents, whether created by statute or arising at common law or in equity, will remain at all times in the Licensor. Subject to the foregoing, both Parties acknowledge and agree that any modification, extension, improvement or change of any kind of or to any invention covered by a claim under any of the Patents created by either Party as a result of having had access to the Patents shall be owned by the Party who created it.

               2.4 PATENT MARKING. Licensee must permanently and legibly mark all Licensed Products manufactured, imported, distributed, or sold by it under this Agreement with a patent notice as may be permitted or required under the law of each jurisdiction in which Licensed Products are manufactured, distributed, imported, or sold.

          3. LICENSE FEE. In consideration of the license grant set forth herein, Licensee shall pay to Licensor upon execution of this Agreement by wire transfer in immediately available funds a one-time license fee of One Million Two Hundred and Fifty Thousand U.S. Dollars ($1,250,000) (the "License Fee"). Upon payment of the License Fee the license granted herein shall be fully paid up and non-assessable.

          4. REPRESENTATIONS AND WARRANTIES

               4.1 LICENSOR REPRESENTATIONS. As of the Effective Date, Licensor represents and warrants to Licensee the following:

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                    (a) Licensor is a corporation organized and existing under the laws of the State of Delaware, U.S.A. and has the authority to enter into this Agreement.

                    (b) Except as otherwise set forth and disclosed under the Asset Purchase Agreement executed by the Parties concurrently herewith (the "ASSET PURCHASE AGREEMENT"), Licensor holds the complete right, title and interest in and to the Patents free and clear of any liens, claims or encumbrances and is not in breach of any agreement with third parties related to the Patents.

                    (c) Execution of this Agreement by Licensor will constitute the valid and binding agreement of Licensor and transfer to Licensee the rights set forth herein. No charge, complaint, action, investigation or claim is pending or, to the knowledge of Licensor, threatened that (i) claims that Licensor is in violation of or has infringed any patent, know-how or the intellectual property right of any third party related to the Patents or (ii) challenges the legality, validity, enforceability, use or ownership of the Patents.

                    (d) Except as otherwise set forth and disclosed under the Asset Purchase Agreement, Licensor has not given any notice of infringement or sent a demand to "cease and desist" to any third party based on any claim in the Patents. Such failure to send such notice or demand is not intended to, and does not, constitute a warranty, representation, or inference that no third parties have interfered with, infringed, misappropriated or otherwise acted in conflict with the Patents.

                    (e) Except as otherwise set forth and disclosed in the Asset Purchase Agreement, Licensor has provided no notice to third parties alleging interference, infringement, misappropriation or other conflict with or of the Patents. Such failure to send such notice or demand is not intended to, and does not, constitute a warranty, representation, or inference that no third parties have interfered with, infringed, misappropriated or otherwise acted in conflict with the Patents.

                    (f) Licensor owns or controls no patents or applications for patents related to the manufacture or use of videoconferencing interface components and telecommunications bridging equipment to facilitate multipoint audio and video conferencing, other than those Patents listed on Exhibit 1.

                    (g) All disclaimers, exceptions, and limitations set forth in Section 4.12 of the Asset Purchase Agreement are hereby incorporated herein and made a part hereof.

               4.2 LICENSEE REPRESENTATIONS. As of the Effective Date, Licensee represents and warrants to Licensor the following:

                    (a) Licensor is a corporation organized and existing under the laws of the Kingdom of Norway and has the authority to enter into this Agreement.

                    (b) Execution of this Agreement by Licensee will constitute the valid and binding agreement of Licensee.

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               4.3 MUTUAL REPRESENTATIONS. Each Party agrees to comply with all applicable regulatory, statutory and treaty requirements in any country in which such Party conducts business, and not to place the other Party in jeopardy of not complying with any such requirements.

          5. PATENT FEES AND MAINTENANCE

               5.1 MAINTENANCE OF LICENSED PATENTS. If Licensee determines that any fee required to maintain any Patent in effect or to issue any patent application has not been paid by Licensor, then Licensee may, in its sole discretion, pay such fee on behalf of the Licensor. Further, if Licensee determines that any filings, responses, appeals, or other actions should be taken to obtain or retain rights to patents in any country for inventions disclosed in any Patent, then Licensee may, in its sole discretion, take such action on behalf of and in the name of the Licensor.

               5.2 INFRINGEMENT. It is anticipated that each of Licensor and Licensee shall promptly notify the other of any infringement or threatened infringement by a third party of the Patents that may come to its attention, but neither Party shall be required to so notify the other. Licensee may, but is not required to, obtain discontinuance of the alleged infringement or bring suit against such third party in the name of Licensor with prior notice to Licensor. It is understood and agreed that the Party to this Agreement that institutes suit or action shall bear solely all costs and expenses associated therewith, subject to reimbursement as set forth below. Any and all sums received, obtained, collected or recovered whether by judgment, settlement or otherwise, as a result of such suit or action, shall be distributed first to pay the reasonable costs and expenses incurred in connection with such suit or action with the remainder being distributed to Licensor.

          6. TERM. This Agreement and the right and license granted to Licensee hereunder shall commence on the date first set forth above (the "Effective Date") and shall continue thereafter until such Agreement, right and license shall expire on a country-by-country basis upon expiration of the Patents licensed hereunder or if sooner, shall terminate upon the failure of Licensee to close on the Asset Purchase Agreement due to a breach by Licensee of any material representation, warranty, covenant or agreement under said Asset Purchase Agreement; provided, however, that in such case, in order for such termination to be effective, Licensor must, on or before December 31, 2002, reimburse to Licensee the $1.25 million license fee set forth herein.

          7. MISCELLANEOUS

               7.1 NOTICE. Any and all notices, demands, and communications provided for herein or made hereunder shall be given in writing and shall be deemed given to a Party at the earlier of (i) when hand delivered to such Party,
(ii) when facsimile transmitted to such Party to the facsimile number indicated for such Party below (or to such other facsimile number for a Party as such Party may have substituted by notice pursuant to this Section 7.1), or (iii) when received if sent by express courier, confirmed by receipt, and addressed to such Party at the address designated below for such Party (or to such other address for such Party as such Party may have substituted by notice pursuant to this Section 7.1):

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          If to Licensee:     Tandberg Telecom AS
                              Philip Pedersen's Vei 22
                              N-1324, Lysaker
                              NORWAY
                              Attention: President

          With a copy to:     Peri & Stewart, L.L.C.
                              108 Baker Street
                              Maplewood, NJ 07040
                              Fax: 973-762-5801
                              Attention: Steven B. Peri, Esq.

          If to Licensor:     Ezenia!, Inc.
                              154 Middlesex Turnpike
                              Burlington, MA 01803
                              Fax: 781-505-2559
                              Attention: President

          With a copy to:     Bingham McCutchen LLP
                              150 Federal Street
                              Boston, MA 02110
                              Fax: 617-951-8736
                              Attention:    David L. Engel, Esq. and
                                            Barry N. Hurwitz, Esq.

               7.2 INDEPENDENT PARTIES. This Agreement is intended solely as an arm's length commercial agreement, and no partnership, franchise, joint venture, agency, or other form of agreement or relationship is intended.

               7.3 ASSIGNMENT. This Agreement may not be assigned by either Party at any time without the prior written consent of the other Party, other than (i) to a directly or indirectly wholly-owned affiliate or (ii) in connection with the sale of all or substantially all of the assets of such Party associated with this Agreement. In the event of any such assignment, the assignee shall be subject to and shall agree in writing to be bound by the terms and conditions of this Agreement.

               7.4 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws and decisions of the State of Delaware without regard to its rules as to conflicts of laws; provided, however, that the Patents subject to this Agreement shall be interpreted in accordance with the laws of the country in which the Patent was granted. The Parties hereby consent and submit to the exclusive jurisdiction of the respective federal and state courts in and of the State of Delaware, and the Parties irrevocably waive whatever rights they may have to challenge or dispute jurisdiction or venue therein. The Parties further agree that if they do not have an office or registered agent in Delaware to accept service of process, they may

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be served by U.S. Mail, postage prepaid, registered or certified, return receipt requested. If so delivered, the Parties irrevocably waive whatever right they may have to challenge the sufficiency of process of service.

               7.5 INTEPRETATION. Each of the Parties have been represented by counsel and has had the opportunity to negotiate, review, revise and comment on the terms set forth herein. As a result, the Parties acknowledge and agree that in interpreting the provisions of this contract no weight shall be given to which Party drafted or revised any provision of this Agreement, each provision considered to have been the joint work product of both Parties.

               7.6 SEVERABILITY. In the event any one or more of the provisions of this Agreement should for any reasons be held by any court or authority having jurisdiction over this Agreement or any of the Parties hereto, to be invalid, illegal, or unenforceable, such provisions shall be reformed to approximate the intent of the Parties as near as possible and, if unreformable, shall be divisible and deleted in such jurisdiction. All other provisions of this Agreement shall not be affected.

               7.7 CAPTIONS. The captions of this Agreement are for convenience only, and shall not be deemed of any force or effect whatsoever in construing this Agreement.

               7.8 WAIVER. The failure on the part of a Party to exercise or enforce any right conferred upon it hereunder shall not be deemed to be a waiver of any such right, nor operate to bar the exercise or enforcement thereof at any time thereafter.

               7.9 SURVIVAL. The terms of this Agreement which by their intent or meaning have validity beyond the term of this Agreement shall survive the termination or expiration of this Agreement.

               7.10 COUNTERPARTS. This Agreement may be executed by the Parties hereto in counterparts, each of which, when so executed and delivered, shall be considered to be an original, but all such counterparts shall together constitute but one and the same instrument.

               7.11 INTEGRATION/MODIFICATION. This Agreement is the complete agreement of the Parties and supersedes all previous understandings and agreements relating to the subject matter hereof. Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing signed by the Party against whom enforcement of the termination, amendment, supplement, waiver or modifications is sought.

               7.12 NO THIRD PARTY BENEFICIARIES. Nothing herein expressed or implied is intended or will be construed to confer upon or to give any person, firm or corporation, other than the Parties hereto, any rights or remedies under or by reason of this Agreement.

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     IN WITNESS WHEREOF, the duly authorized representatives of the parties hereto have executed this Agreement as of the dates indicated below.

EZENIA! INC.                         TANDBERG TELECOM AS

By:     /s/ Khoa Nguyen              By:     /s/ Bengt Thuresson
       -------------------------            ------------------------------

Title:  President                    Title:    Chairman

Date:   August 1, 2002               Date:  August 1, 2002


                                     By:     /s/ Robert Bernsten
                                            ------------------------------

                                     Title:    Member of the Board

                                     Date:  August 1, 2002